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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           streetTRACKS(R)Series Trust
             [Exact name of registrant as specified in its charter]


      Massachusetts                                         (see next page)
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(State of incorporation                                     (I.R.S. Employer
   or organization)                                       Identification number)


225 Franklin Street Boston, Massachusetts                          02110
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(Address of principal executive offices)                         (Zip Code)


Shares of beneficial interest, $.01 par value       American Stock Exchange LLC
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    Title of each class to be registered          Name of each exchange on which
                                                  each class is to be registered


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-57793; 811-08839

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

A description of the shares of beneficial interest, $.01 par value, of streetTRACKS(R) Series Trust (the "Trust") to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that has been filed with the Securities and Exchange Commission in connection with the



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Trust's Registration Statement on Form N-1A (Commission File Nos. 333-57793;
811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of nine (9) separate investment portfolios. Each of the Trust's nine investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

streetTRACKS(R)Morgan Stanley Technology Index Fund                   04-3526664
streetTRACKS(R)Dow Jones U.S. Small Cap Growth Index Fund             04-3526668
streetTRACKS(R)Dow Jones U.S. Small Cap Value Index Fund              04-3526667
streetTRACKS(R)Dow Jones U.S. Large Cap Growth Index Fund             04-3526701
streetTRACKS(R)Dow Jones U.S. Large Cap Value Index Fund              04-3526672
streetTRACKS(R)Wilshire REIT Index Fund                               04-3526665
streetTRACKS(R)Dow Jones Global Titans Index Fund                     04-3526673
FORTUNE 500(R)Index Fund                                              04-3526697
SPDR(R)O-Strip ETF                                                    54-2152823

Item 2.  Exhibits

The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the American Stock Exchange, Inc.:

(a)(i) Declaration of Trust was filed on June 28, 1998 and is incorporated herein by reference.

(a)(ii) Amended and Restated Declaration of Trust was filed on September 25, 2000, and is incorporated herein by reference.

(b) Bylaws of the Trust were filed on September 25, 2000, and is incorporated herein by reference.

(c) Global certificates evidencing shares of the Beneficial Interest, $.01 par value, of each Fund were filed on September 25, 2000, and is incorporated herein by reference.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and State of Massachusetts on the 14th day of September 2004.



By: /s/ Agustin J. Fleites
    ---------------------------------
    Agustin J. Fleites
    President